                                                                    EXHIBIT 10-C


                             OTTER TAIL CORPORATION

               EXECUTIVE SURVIVOR AND SUPPLEMENTAL RETIREMENT PLAN






                         Restated as of January 1, 2002

                                TABLE OF CONTENTS



                                                                                                        PAGE
                                                                                                     -----------
ARTICLE I--PURPOSE; EFFECTIVE DATE.........................................................................1

ARTICLE II--DEFINITIONS....................................................................................1

  2.1      Actuarial Equivalency...........................................................................1
  2.2      Beneficiary.....................................................................................1
  2.3      Board...........................................................................................1
  2.4      Cause...........................................................................................1
  2.5      Change in Control...............................................................................2
  2.6      Committee.......................................................................................2
  2.7      Continuing Director.............................................................................2
  2.8      Disability......................................................................................3
  2.9      Early Retirement Date...........................................................................3
  2.10     Employer........................................................................................3
  2.11     Executive Officer...............................................................................3
  2.12     Final Annual Salary.............................................................................3
  2.13     Final Average Earnings..........................................................................3
  2.14     Good Reason.....................................................................................3
  2.15     Normal Retirement Date..........................................................................4
  2.16     Participant.....................................................................................4
  2.17     Participation Agreement.........................................................................4
  2.18     Qualified Retirement Plan.......................................................................4
  2.19     Retirement......................................................................................5
  2.20     Salary..........................................................................................5
  2.21     Spouse..........................................................................................5
  2.22     Supplemental Retirement Benefit.................................................................5
  2.23     Target Retirement Percentage....................................................................5
  2.24     Years of Credited Service.......................................................................5
  2.25     Years of Participation..........................................................................5

ARTICLE III--PARTICIPATION AND VESTING.....................................................................6

  3.1      Eligibility and Participation...................................................................6
  3.2      Change in Employment Status.....................................................................6
  3.3      Vesting.........................................................................................6
  3.4      Suicide.........................................................................................7


                                                                             (i)

                                TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                     -----------
ARTICLE IV--BENEFITS--EXECUTIVE OFFICERS...................................................................7

  4.1      Eligibility.....................................................................................7
  4.2      Preretirement Survivor Benefit..................................................................7
  4.3      Postretirement Survivor Benefit.................................................................8
  4.4      Posttermination Survivor Benefit................................................................8

ARTICLE V--SUPPLEMENTAL RETIREMENT BENEFITS................................................................8

  5.1      Normal Retirement Benefit.......................................................................8
  5.2      Early Retirement Benefit........................................................................9
  5.3      Termination Benefit.............................................................................9
  5.4      Disability Retirement Benefit...................................................................9
  5.5      Payment of Benefits.............................................................................9
  5.6      Withholding; Payroll Taxes.....................................................................10
  5.7      Accelerated Distribution.......................................................................10
  5.8      Supplemental Survivor Benefit..................................................................10
  5.9      Payment to Guardian............................................................................11

ARTICLE VI--BENEFICIARY DESIGNATION.......................................................................11

  6.1      Beneficiary Designation........................................................................11
  6.2      Amendments.....................................................................................11
  6.3      No Participant Beneficiary Designation.........................................................11
  6.4      Effect of Payment..............................................................................12

ARTICLE VII--ADMINISTRATION...............................................................................12

  7.1      Committee; Duties..............................................................................12
  7.2      Agents.........................................................................................12
  7.3      Binding Effect of Decisions....................................................................12
  7.4      Indemnity of Committee.........................................................................12

ARTICLE VIII--CLAIMS PROCEDURE............................................................................13

  8.1      Claim..........................................................................................13
  8.2      Denial of Claim................................................................................13
  8.3      Review of Claim................................................................................13
  8.4      Final Decision.................................................................................13

ARTICLE IX--TERMINATION, SUSPENSION OR AMENDMENT..........................................................13

  9.1      Termination, Suspension or Amendment of Plan...................................................13


                                                                            (ii)

                                TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                     -----------
ARTICLE X--MISCELLANEOUS..................................................................................14

  10.1     Unfunded Plan..................................................................................14
  10.2     Unsecured General Creditor.....................................................................14
  10.3     Trust Fund.....................................................................................14
  10.4     Nonassignability...............................................................................14
  10.5     Not a Contract of Employment...................................................................14
  10.6     Protective Provisions..........................................................................14
  10.7     Terms..........................................................................................15
  10.8     Captions.......................................................................................15
  10.9     Governing Law..................................................................................15
  10.10    Validity.......................................................................................15
  10.11    Notice.........................................................................................15
  10.12    Successors.....................................................................................15


                                                                           (iii)

                             OTTER TAIL CORPORATION

               EXECUTIVE SURVIVOR AND SUPPLEMENTAL RETIREMENT PLAN


                       ARTICLE I--PURPOSE; EFFECTIVE DATE

         The purpose of this Executive Survivor and Retirement Plan (the "Plan") is to provide survivor and retirement benefits for certain executive officers and retirement benefits for other key management employees as designated by the Board of Directors of Otter Tail Corporation (the "Corporation"). It is intended that the Plan will aid in securing the goodwill, loyalty and efficiency of the participating executive officers and other key management employees, and will attract and retain executive officers and other key management employees of outstanding competence. This Plan shall be effective as of November 1, 1983, and is restated as of January 1, 2002.

         Plan Participants will receive benefits under this Plan as restated January 1, 2002, or under the Plan as restated July 1, 1994. Some Participants will receive a portion of benefits from each restated Plan. See Article III--Participation and Vesting.


                             ARTICLE II--DEFINITIONS

         For purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1      Actuarial Equivalency

         "Actuarial Equivalency" means an equivalent value or benefit determined by an actuary selected by Employer using the actuarial tables and assumptions being used to determine Actuarial Equivalency in the Qualified Retirement Plan at the time the determination is made.

2.2      Beneficiary

         "Beneficiary" means the person, persons or entity entitled under
Article VII to receive any Plan benefits payable after a Participant's death.

2.3      Board

         "Board" means the Board of Directors of Employer.

2.4      Cause

         "Cause" shall mean termination by the Corporation of Employee's employment based upon (a) the willful and continued failure by Employee substantially to perform Employee's duties and obligations (other than any such failure resulting from Employee's incapacity due to physical or mental illness or any such actual or anticipated failure resulting from Employee's termination for Good Reason) or (b) the willful engaging by Employee in misconduct which is materially injurious to the Corporation, monetarily or otherwise. For purposes of this Section 2.4, no action or failure to act on Employee's part shall be considered "willful" unless done, or omitted to be done,



PAGE 1 - EXECUTIVE SURVIVOR AND SUPPLEMENTAL RETIREMENT PLAN by Employee in bad faith and without reasonable belief that such action or omission was in the best interests of the Corporation.

2.5      Change in Control

         A "Change in Control" shall mean:

               (a) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or successor provision thereto, whether or not the Corporation is then subject to such reporting requirement;

               (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation's then outstanding securities;

               (c) the Continuing Directors (as defined at Section 2.7 hereof) cease to constitute a majority of the Corporation's Board of Directors; provided that such change is the direct or indirect result of a proxy fight and contested election or elections for positions on the Board of Directors; or

               (d) the majority of the Continuing Directors (as defined at Section 2.7 hereof) determine in their sole and absolute discretion that there has been a change in control of the Corporation.

2.6      Committee

         "Committee" means the Committee appointed to administer the Plan pursuant to Article VII.

2.7      Continuing Director

         "Continuing Director" shall mean any person who is a member of the Board of Directors of the Corporation, while such person is a member of the Board of Directors, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (a) was a member of the Board of Directors on the date of this Agreement as first written above or (b) subsequently becomes a member of the Board of Directors, if such person's nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this Section 2.7: "Acquiring Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the shares of Common Stock of the Corporation then outstanding, but shall not include the Corporation, any subsidiary of the Corporation or any employee benefit plan of the Corporation or of any subsidiary of the Corporation or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.


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2.8      Disability

         "Disability" means the Participant is eligible to receive benefits for permanent physical or mental disability under the Otter Tail Corporation's Long-Term Disability Plan, or under a plan providing comparable benefits sponsored by Employer, or under the Social Security rules for disability. Disability will be based upon medical reports and/or other evidence satisfactory to the Committee. In no event shall a Disability be deemed to occur or to continue after a Participant's Normal Retirement Date.

2.9      Early Retirement Date

         "Early Retirement Date" means the date on which a Participant terminates employment with Employer if such termination date occurs after the first day of the month coincidental with or next following a Participant's attainment of age fifty-five (55) and completion of ten (10) Years of Credited Service, but prior to the participant's Normal Retirement Date.

2.10     Employer

         "Employer" means Otter Tail Corporation, a Minnesota corporation, or any successor to the business thereof, and any affiliated or subsidiary corporations designated by the Board.

2.11     Executive Officer

         "Executive Officer" means a Corporation level officer and the chief operating officers of the Corporation's Energy Supply and Energy Delivery business units.

2.12     Final Annual Salary

         "Final Annual Salary" means the base salary and annual bonus paid to a Participant by Employer prior to a Participant's termination or death.

2.13     Final Average Earnings

         "Final Average Earnings" means the average of the Participants' total cash payments (salary and annual incentive bonus) paid to the Participant during the highest consecutive three and one-half (3.5) years in the ten (10) years prior to retirement or termination.

2.14     Good Reason

         "Good Reason" shall mean the occurrence of any of the following events, except for the occurrence of such an event in connection with the termination or reassignment of Employee's employment by the Corporation for Cause (as defined in Section 2.4 hereof), for Disability (as defined at Section 2.14 hereof) or for death:

               (a) the assignment to Employee of employment responsibilities which are not of comparable responsibility and status as the employment responsibilities held by Employee immediately prior to a Change in Control;

               (b) a reduction by the Corporation in Employee's base salary as in effect immediately prior to a Change in Control;


PAGE 3 - EXECUTIVE SURVIVOR AND SUPPLEMENTAL RETIREMENT PLAN

               (c) an amendment or modification of the Corporation's incentive compensation program (except as may be required by applicable law) which affects the terms or administration of the program in a manner adverse to the interest of Employee as compared to the terms and administration of such program immediately prior to a Change in Control;

               (d) the Corporation's requiring Employee to be based anywhere other than within 50 miles of Employee's office location immediately prior to a Change in Control, except for requirements of temporary travel on the Corporation's business to an extent substantially consistent with Employee's business travel obligations immediately prior to a Change in Control;

               (e) except to the extent otherwise required by applicable law, the failure by the Corporation to continue in effect any benefit or compensation plan, stock ownership plan, stock purchase plan, stock incentive plan, bonus plan, life insurance plan, health-and-accident plan, or disability plan in which Employee is participating immediately prior to a Change in Control (or plans providing Employee with substantially similar benefits), the taking of any action by the Corporation which would adversely affect Employee's participation in, or materially reduce Employee's benefits under, any of such plans or deprive Employee of any material fringe benefit enjoyed by Employee immediately prior to such Change in Control, or the failure by the Corporation to provide Employee with the number of paid vacation days to which Employee is entitled immediately prior to such Change in Control in accordance with the Corporation's vacation policy as then in effect; or

               (f) the failure by the Corporation to obtain, as specified in
         Section 6(i) hereof, an assumption of the obligations of the Corporation to perform this Agreement by any successor to the Corporation.

2.15     Normal Retirement Date

         "Normal Retirement Date" means the first day of the month coincident with or next following the Participant's attainment of age sixty-five (65).

2.16     Participant

         "Participant" means any employee who is participating or has participated in this Plan as provided in Article III.

2.17     Participation Agreement

         "Participation Agreement" means the agreement filed by a Participant which acknowledges assent to the terms of the Plan.

2.18     Qualified Retirement Plan

         "Qualified Retirement Plan" means the Otter Tail Corporation Pension Plan or any successor defined benefit retirement income plan or plans maintained by the Employer which qualifies under Section 401(a) of the Internal Revenue Code. For purposes of determining benefits and actuarial equivalencies under the Qualified Retirement Plan, the actuarial principles and assumptions which have consistently applied to such plan(s) shall continue to be applied.


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

2.19     Retirement

         "Retirement" means a Participant's separation from employment with the Employer at the Participant's Early Retirement Date or Normal Retirement Date.

2.20     Salary

         "Salary" means the salary paid to a Participant during the calendar year, before reduction, for any Section 125 benefits, for amounts deferred under IRC Section 401(k) or any other deferral arrangement. Salary does not include expense reimbursements, any form of noncash compensation or benefits, Employer contributions to the Qualified Retirement Plan or the Corporation's 401(k) Plan, or any other payments or benefits other than normal compensation.

2.21     Spouse

         "Spouse" means a Participant's wife or husband who is lawfully married to the Participant at the time of the Participant's death.

2.22     Supplemental Retirement Benefit

         "Supplemental Retirement Benefit" means the benefit determined under
Article V of this Plan.

2.23     Target Retirement Percentage

         "Target Retirement Percentage" means the percentage of Final Average Earnings which will be used as a target from which other forms of retirement benefits are subtracted, as provided in Article V, to arrive at the amount of the Supplemental Retirement Benefit actually payable to a Participant. This percentage shall equal sixty-five percent (65%) multiplied by a fraction, the numerator of which is the Participant's Years of Participation, not to exceed fifteen (15), and the denominator of which is fifteen (15). The adjusted Targeted Retirement Percentage shall be rounded to four (4) decimal places.

2.24     Years of Credited Service

         "Years of Credited Service" means the number of years of "Vesting Service," as defined and calculated in the Qualified Retirement Plan, and shall include all "Vesting Service" with the Corporation and affiliates.

2.25     Years of Participation

         "Years of Participation" means the number of complete years in which the Participant has participated in this Plan. If a Participant terminates for Good Reason (as defined at Section 2.14) within twenty-four (24) months of a Change in Control, the Participant shall be granted three (3) extra years of service.


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

                     ARTICLE III--PARTICIPATION AND VESTING

3.1      Eligibility and Participation

               (a) ELIGIBILITY. Eligibility to participate in the Plan shall be limited to certain executive officers and other key management employees of Employer who are designated by the Committee.

               (b) PARTICIPATION. An Employee's participation in the Plan shall be effective upon the employee's notification of eligibility to participate, the Participant's completion of a Participation Agreement, and the Committee's acceptance of the Participation Agreement. Participation in the Plan shall continue until such time as the Participant terminates employment with the Employer, and as long thereafter as the Participant is eligible to receive benefits under this Plan.

               (c) BENEFIT DETERMINATION. All new Participants joining the Plan on or after January 1, 2002 will receive benefits under the Plan as restated January 1, 2002.

               All Participants who are at least age fifty-five (55) and/or are fully vested in the Plan as of December 31, 2001 will receive benefits under the Plan as restated July 1, 1994.

               Participants, as of December 31, 2001, who are partially vested as of such date will receive combined benefits from the Plan as restated July 1, 1994 and from the Plan as restated January 1, 2002 based upon their vested percentage as of December 31, 2001. For example, a Participant with forty percent (40%) vesting at December 31, 2001 would have a benefit based on forty percent (40%) of the benefits provided under the Plan as restated July 1, 1994, and sixty percent (60%) of the benefits provided under the Plan as restated January 1, 2002. In addition, for such Participants, the denominator in determining the target benefit under Section 2.23 shall be the lesser of fifteen (15) or the number of years between the date the Participant began participation in this Plan and such Participant's sixty-second
         (62nd) birthday.

               However, in no case shall a vested or partially vested Participant's benefit be less than the benefit provided under this Plan's restated January 1, 2002 accrual formula.

3.2      Change in Employment Status

         If the Board determines that a Participant's employment performance is no longer at a level which deserves reward through participation in this Plan, but does not terminate the Participant's employment with the Employer, participation herein and eligibility to receive benefits hereunder shall be limited to the Participant's vested interest in such benefits as of the date designated by the Committee.

3.3      Vesting

         Participants shall vest in the benefits under this Plan for which they are eligible based on Years of Participation as follows:


PAGE 6 - EXECUTIVE SURVIVOR AND SUPPLEMENTAL RETIREMENT PLAN

               VESTED                          YEARS OF
             PERCENTAGE                      PARTICIPATION
         --------------------------------------------------------
                  0%                        Less than 5 years
                100                         5 or more
         ========================================================

         Regardless of Years of Participation, after a Change in Control, all Participants shall be one hundred percent (100%) vested. A Participant will also be one hundred percent (100%) vested if the Participant dies while actively employed by the Corporation.

3.4      Suicide

         The provisions of Article IV notwithstanding, no benefit shall be paid to a Beneficiary if the Participant's death occurs as a result of suicide during the twenty-four (24) successive calendar months beginning with the calendar month following the commencement of the employee's participation in this Plan. Similarly, no benefit shall be paid if death occurs within the twenty-four (24) successive calendar months following commencement of an employee's participation in the Plan if the Participant has made a material misrepresentation in any form or document provided by the Participant to or for the benefit of Employer.


                    ARTICLE IV--BENEFITS--EXECUTIVE OFFICERS

4.1      Eligibility

         Survivor benefits under this Plan shall only be due and payable to Participants who are or were Executive Officers at the time they became Participants in the Plan, or who are later promoted to Executive Officer. For purposes of this Section, any Participant designated as an Executive Officer prior to January 1, 2002, shall remain an Executive Officer. In no event shall Participants who are other key management employees be eligible for a survivor benefit under this Article.

4.2      Preretirement Survivor Benefit

               (a) AMOUNT. If a Participant dies while employed by Employer or during a period of Disability, Employer shall pay a survivor benefit to the Participant's Beneficiary equal to four (4) times the Participant's Final Annual Salary.

               (b) FORM AND COMMENCEMENT OF BENEFIT PAYMENTS. The benefit payable under this Section shall be paid in monthly installments equal to one-sixth (1/6) of the Participant's Final Annual Salary until the benefit has been paid in full, without interest. Payments shall commence the first day of the month following the death of the Participant, or as soon thereafter as is practicable, and shall continue the first day of each month thereafter for the duration of the payment period.

               (c) COMMUTATION OF BENEFITS. The Committee may, in its sole discretion and at any time upon the request of a Beneficiary, provide for payment of the Actuarial Equivalent of the preretirement survivor benefit at such times and in such forms as it may deem appropriate.


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4.3      Postretirement Survivor Benefit

               (a) AMOUNT. If a Participant dies following Retirement, Employer shall pay a survivor benefit to the Participant's Beneficiary equal to the amount shown on the following schedule:

         AGE AT DEATH                                    BENEFIT
         ----------------------------------------------------------------------
         55 through 64                      2 times Final Annual Salary
         65 through 69                      1-1/2 times Final Annual Salary
         70 through 75                      3/4 times Final Annual Salary
         Over 75                            3/8 times Final Annual Salary
         ======================================================================

               (b) FORM AND COMMENCEMENT OF BENEFIT PAYMENT. The benefit payable under this Section shall be paid to the Beneficiary in a lump sum form on the first day of the month following the Participant's death, or as soon as practicable thereafter.

4.4      Posttermination Survivor Benefit

               (a) AMOUNT. If a vested Participant dies following termination, Employer shall pay a survivor benefit to the Participant's Beneficiary equal to the amount shown on the following schedule times the Participant's vested percentage:


         AGE AT DEATH                                    BENEFIT
         ----------------------------------------------------------------------
         Less than 65                       2 times Final Annual Salary
         65 through 69                      1-1/2 times Final Annual Salary
         70 through 75                      3/4 times Final Annual Salary
         Over 75                            3/8 times Final Annual Salary
         ======================================================================

               (b) FORM AND COMMENCEMENT OF BENEFIT PAYMENT. The benefit payable under this Section shall be paid to the Beneficiary in a lump sum form on the first day of the month following the Participant's death, or as soon as practicable thereafter.


                   ARTICLE V--SUPPLEMENTAL RETIREMENT BENEFITS

5.1      Normal Retirement Benefit

         If a Participant retires at the Normal Retirement Date, Employer shall pay to the Participant a monthly Supplemental Retirement Benefit equal to the Target Retirement Percentage multiplied by Final Average Earnings, less:


PAGE 8 - EXECUTIVE SURVIVOR AND SUPPLEMENTAL RETIREMENT PLAN

               (a) The Participant's monthly primary Social Security benefit commencing at Retirement, and

               (b) The Participant's benefit in the form of a monthly single-life annuity under the Qualified Retirement Plan, calculated with a maximum of 30 Years of Credited Service, commencing at Retirement.

         This net amount shall be multiplied by the Participant's vested percentage under Section 3.3.


PAGE 9 - EXECUTIVE SURVIVOR AND SUPPLEMENTAL RETIREMENT PLAN

5.2      Early Retirement Benefit

         If a Participant retires at an Early Retirement Date, Employer shall pay to the Participant the monthly Supplemental Retirement Benefit calculated under Section 5.1 except:

               (a) The Target Retirement Percentage shall be reduced by the following percentage based on the Participant's age at Retirement [(1 - Reduction) x Target Retirement Percentage]:

         AGE                                  REDUCTION
         --------------------------------------------------
         62 through 65                             0%
         61                                        5
         60                                       10
         59                                       15
         58                                       20
         57                                       25
         56                                       32
         55                                       39
         ==================================================

               (b) The offset required by 5.1(a) shall be determined at Retirement using the Social Security Act in effect at Retirement and assuming zero (0) future earnings from the Participant's Early Retirement Date to the later of Early Retirement Date or Participant's attainment of age sixty-two (62).

5.3      Termination Benefit

         If a vested Participant terminates, Employer shall pay to the Participant the monthly Supplemental Retirement Benefit calculated under Section
5.1 except:

               (a) The offset required by 5.1(a) shall be determined at termination using the Social Security Act in effect at termination and assuming earnings from the date of termination to the Participant's Normal Retirement Date are equal to the Participant's salary at termination; and

               (b) The offset required by 5.1(b) shall be the Participant's benefit under the Qualified Retirement Plan payable at age sixty-five
         (65).

5.4      Disability Retirement Benefit

         If a person terminates employment prior to Normal Retirement as a result of Disability, the Employer shall pay to the Participant a Supplemental Retirement Benefit commencing at the later of the Participant's sixty-second
(62nd) birthday or suspension of benefits under the Otter Tail Long-Term Disability Program, equal to the amount the Participant would have received at such time under the Early Retirement provisions of this Article. For purposes of this calculation, Years of Credited Service and Years of Participation shall continue to accrue during the period of Disability and the Participant's Final Average Earnings will be calculated based on the Participant's earnings history as of the date of the disability.


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

5.5      Payment of Benefits

               (a) FORM OF BENEFIT PAYMENT. The Supplemental Retirement Benefit shall be paid in the form of a monthly single life annuity with a fifteen (15) year certain period. If a Participant dies prior to completion of the fifteen (15) year payment period, any remaining payments shall be paid to the Participant's Beneficiary. Participants may select, as an alternative form, a fifty percent (50%) Joint and Survivor benefit which shall be the Actuarial Equivalent to the monthly single-life annuity with a fifteen (15) year certain period. For the Beneficiaries of executive officers, the remaining benefit, if any, shall be paid in addition to the benefits provided in 4.4. For Beneficiaries of other key management employees, this shall be the only benefit payable, if any.

               (b) COMMENCEMENT OF BENEFIT PAYMENTS. Benefits payable to a Participant under Sections 5.1 and 5.2 shall commence as soon as practicable after the appropriate application for benefits has been made but not later than sixty (60) days after all information necessary to calculate the benefit amount has been received by Employer. Benefits payable to a vested Participant under Section 5.3 shall commence on the first day of the month following the Participant's sixty-fifth (65th) birthday. All payments shall be made as of the first day of the month.

               (c) COMMUTATION OF BENEFITS. The Committee may, in its sole discretion and at any time upon the request of a Participant (or Beneficiary), provide for payment of the actuarial equivalent of the Supplemental Retirement Benefits at such times and in such form as it may deem appropriate.

5.6      Withholding; Payroll Taxes

         Employer shall withhold from payments made hereunder any taxes required to be withheld from a Participant's wages for the federal or any state or local government. However, a Beneficiary may elect not to have withholding for federal income tax purposes pursuant to Section 3405(a)(2) of the Internal Revenue Code, or any successor provision.

5.7      Accelerated Distribution

         Notwithstanding any other provision of the Plan, at any time within twenty four (24) months of a Change in Control or any time following termination of employment, a Participant shall be entitled to receive, upon written request to the Committee, a lump sum distribution equal to ninety percent (90%) of the Actuarial Equivalent of the Participant's unpaid benefits under this Plan on the date on which the Committee receives the written request. The remaining unpaid benefits shall be forfeited by the Participant and no benefit shall be payable under Section 5.8. The amount payable under this Section shall be paid in a lump sum within sixty-five (65) days following the receipt of the notice by the Committee from the Participant.

5.8      Supplemental Survivor Benefit

         Benefits payable under this Section shall be applicable to all Participants and shall be in addition to any benefit payable under Article IV.


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               (a) PRETERMINATION. If a Participant dies while employed by the
         Corporation, the Participant's Beneficiary shall receive the actuarial equivalent of the Participant's accrued benefit in fifteen (15) annual installments.

               (b) POSTTERMINATION. If a Participant has terminated employment with the Corporation but benefits have not commenced under this Plan, the Participant's Beneficiary shall receive the Actuarial Equivalent of the Participant's benefit in fifteen (15) annual installments.

               (c) AFTER BENEFITS COMMENCE. If a Participant dies after the commencement of benefits under this Plan, the beneficiary shall receive (if any) a monthly benefit based on the form of benefit elected by the Participant.

5.9      Payment to Guardian

         If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Committee and the Employer from all liability with respect to such benefit.


                       ARTICLE VI--BENEFICIARY DESIGNATION

6.1      Beneficiary Designation

         Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid as a result of the Participant's death prior to complete distribution to Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Committee, and will be effective only when filed with the Committee during the Participant's lifetime.

6.2      Amendments

         Any Beneficiary designation may be changed by a Participant without the consent of any designated Beneficiary by the filing of a new Beneficiary designation with the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. If a Participant's Compensation is community property, any Beneficiary Designation shall be valid or effective only as permitted under applicable law.

6.3      No Participant Beneficiary Designation

         In the absence of an effective Beneficiary Designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then Participant's designated Beneficiary shall be deemed to be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:


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


               (a)    The surviving Spouse;

               (b) The Participant's children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living;

               (c)    The Participant's estate.

6.4      Effect of Payment

         The payment to the deemed Beneficiary shall completely discharge Employer's obligations under this Plan.


                           ARTICLE VII--ADMINISTRATION

7.1      Committee; Duties

         This Plan shall be supervised by the Committee. The Committee shall consist of at least three (3) individuals appointed by the Board. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan. The Committee shall also have the authority to determine eligibility under the Plan. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.2      Agents

         The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Corporation.

7.3      Binding Effect of Decisions

         The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

7.4      Indemnity of Committee

         The Corporation shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.


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                         ARTICLE VIII--CLAIMS PROCEDURE

8.1      Claim

         Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing within thirty
(30) days.

8.2      Denial of Claim

         If the claim or request is denied, the written notice of denial shall state:

               (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.

               (b) A description of any additional material or information required and an explanation of why it is necessary.

               (c)    An explanation of the Plan's claim review procedure.

8.3      Review of Claim

         Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4      Final Decision

         The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.


                ARTICLE IX--TERMINATION, SUSPENSION OR AMENDMENT

9.1      Termination, Suspension or Amendment of Plan

         The Board may, in its sole discretion, terminate or suspend this Plan at any time or from time to time, in whole or in part. The Board may amend this Plan at any time or from time to time. Any amendment may provide different benefits or amounts of benefits from those herein set forth. However, no such termination, suspension or amendment shall adversely affect the benefits of Participants which have accrued prior to such action or the benefits of any Beneficiary of a Participant who has previously died.


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

                            ARTICLE X--MISCELLANEOUS

10.1     Unfunded Plan

         This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees.

10.2     Unsecured General Creditor

         In the event of Employer's insolvency, Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Employer. In that event, any and all of Employer's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer's obligation under the Plan shall be that of an unfunded and unsecured promise of Employer to pay money in the future.

10.3     Trust Fund

         Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Employer may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of Employer's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, Employer.

10.4     Nonassignability

         Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.5     Not a Contract of Employment

         The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between Employer and the Participant, and the Participant (or the Participant's Beneficiary) shall have no rights against Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge the Participant at any time.


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

10.6     Protective Provisions

         A Participant will cooperate with Employer by furnishing any and all information requested by Employer, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Employer may deem necessary and taking such other action as may be requested by Employer.

10.7     Terms

         Wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

10.8     Captions

         The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

10.9     Governing Law

         The provisions of this Plan shall be construed and interpreted according to the laws of the State of Minnesota.

10.10    Validity

         In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.11    Notice

         Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to any member of the Committee or the Secretary of the Employer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

10.12    Successors

         The provisions of this Plan shall bind and inure to the benefit of Otter Tail Corporation and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Otter Tail Corporation, and successors of any such corporation or other business entity.


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         IN WITNESS WHEREOF, and pursuant to resolution of the Board of
Directors of Otter Tail Corporation, such corporation has caused this instrument to be executed by its duly authorized officers effective as of January 1, 2002.


                                                  OTTER TAIL CORPORATION


                                             By:  /s/ John MacFarlane
                                                  ------------------------------
                                                  Its Chief Executive Officer

                                          Dated:  December 17, 2001

                                                  ------------------------------


PAGE 17 - EXECUTIVE SURVIVOR AND SUPPLEMENTAL RETIREMENT PLAN